UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020 (May 20, 2020)

SS&C TECHNOLOGIES HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of SS&C Technologies Holdings, Inc. (the “Company”) held on May 20, 2020, the Company’s stockholders voted on the following proposals and director nominations:

1.

The following nominees were elected to the Company’s Board of Directors (the “Board”) as Class I directors, each to serve a term expiring at the 2023 annual meeting of stockholders and until his or her successor has been duly elected and qualified. The votes cast with respect to the election of these nominees are as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Normand A. Boulanger	176,428,940	48,505,141	10,710,848
David A. Varsano	156,766,169	68,167,912	10,710,848
Michael J. Zamkow	95,014,472	129,919,609	10,710,848

2.	A non-binding, advisory vote on the compensation of the Company’s named executive officers was not approved. The votes cast with respect to this matter are as follows:

For	Against	Abstained	Broker Non-Votes
93,456,862	130,747,211	730,008	10,710,848

3.

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020. The votes cast with respect to this proposal are as follows:

For	Against	Abstained
229,139,670	6,232,104	273,155

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: May 22, 2020	By:	/s/ Joseph J. Frank
Joseph J. Frank
Senior Vice President, Chief Legal Officer and Secretary